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                                                                    Exhibit 10.6

                                   AcuSport Letterhead

Dan Cooper
The Stock Shop
P.O. Box 66
3911 Red Ranch Rd.
Stevensville, MT 59870

Dear Dan,

     Please be aware AcuSport is the sole importer of Anschutz product and will be provide Dan Cooper with Anschutz barreled actions for his custom rifle business. This is with the provision that credit and federal firearms license is in good standing.

     Prices will be as quoted on 2/22/96 (copy attached) and subject to change if there are any large swings in the value of the German Mark.

Sincerely,


/s/ Rick L. Robison
----------------------------------
Rick L. Robison
Vice President - Merchandising


RLR/pe

enclosure

cc: John Tilleli